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                                                                    EXHIBIT 10.6



                      INTUIT MORTGAGE MARKETSPACE AGREEMENT


This MORTGAGE MARKETSPACE AGREEMENT (the "Agreement") is entered into as of February 13, 1998, (the "Effective Date") by and between INTUIT LENDER SERVICES, INC., a Delaware corporation with its principal place of business at 2535 Garcia Avenue, Mountain View, CA 94043 ("Intuit"), and ALLIED MORTGAGE CAPITAL CORPORATION, a Texas corporation with its principal place of business at 10601 Grant Road, Suite 211, Houston, Texas 77070 ("Lender").

                                    Recitals

A. Intuit is in the business of providing access to certain online services, particularly in the area of financial services, through various computer software programs, and is in the process of developing websites and related software programs designed to assist prospective borrowers in qualifying and applying for residential mortgage loans through the website currently referred to as the "Intuit Mortgage Marketspace" (or "Marketspace"); and

B. Lender is in the business of providing residential mortgage loans and ancillary products and services to consumers; and

C. Intuit desires to offer to lenders and consumers the Intuit Mortgage Marketspace online services, through which customers may pre-qualify and/or apply for residential mortgage loans or other products offered by Lender, and Lender wishes to make its residential mortgage loan services and other products available to consumers through the Intuit Mortgage Marketspace.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.      LICENSES

1.1 Marketspace License. Intuit hereby grants to Lender, on the terms and conditions set forth in this Agreement, the non-exclusive right and license in the United States to participate in the Intuit Mortgage Marketspace (the "Marketspace") for the Term, as defined in Section 7 of this Agreement.

1.2 Trademark License. Each party shall grant the other party a license to use certain of its Trademarks during the term of this Agreement as set forth in the Trademark Terms Schedule, which is attached hereto as Exhibit A and incorporated herein by reference. Lender shall use the Intuit Marks in accordance with the Trademark Guidelines attached below with Exhibit A and incorporated herein by reference.

1.3 Website License. In the event that Lender posts content to any of Intuit's websites, including the Marketspace, Lender agrees to adhere to the terms of the Website Terms Schedule, which is attached hereto as Exhibit B and incorporated herein by reference.

2.      INTUIT'S OBLIGATIONS

2.1 Creation of Intuit Mortgage Marketspace. The creation of the Marketspace will enable consumers, including Intuit's customers, Lender's customers and others with access to a personal computer and the World Wide Web, through an interactive computerized loan origination system (CLO) and other means, to gain access to the Intuit-hosted website, which will contain general information relating to mortgages and mortgage-related products for purposes of facilitating the consumer's selection of, pre-qualification and/or application for a particular mortgage loan. The Marketspace will also offer consumers general research and education regarding mortgage loans.

2.2 Marketspace Services. In offering the Marketspace, Intuit will provide the following services, in addition to any other services that may be described elsewhere in this Agreement:

        (a) Marketing Support. Using marketing materials to be created and supplied by Lender, Intuit shall facilitate the creation of and publish on the Marketspace up to three (3) marketing web pages advertising Lender and the Lender Products, as defined in Section 3.3. Intuit will facilitate the creation of these web pages by providing a template and referring Lender to a third-party web production agency to actually produce the





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        web pages, at Lender's discretion. Lender shall not be obligated to use the services of such agency and may choose its own production agency at its discretion. The creation of such web pages will be at Intuit's expense, except that if Lender chooses its own web production agency, such cost will be the sole responsibility of Lender and Intuit will not be responsible for any such fees. Lender will also have the option to purchase advertising in selected areas of the Marketspace, at Intuit's discretion and at prices to be determined by Intuit. Intuit and Lender will cooperate with each other to develop joint promotions, press releases, lead generation programs and advertisements, as and when deemed by the parties to be mutually beneficial. Lender shall be solely responsible for the content of any advertising published on the Marketspace and shall indemnify Intuit for any liability relating to such advertising in accordance with the provisions of the Website Terms Schedule.

        (b) Information Gathering Services. Intuit shall collect information from its Marketspace customers to facilitate the sale of the Lender Products, as defined below. In addition, Intuit or Technology Provider may contract with one or more third party vendors (each, a "Vendor") to validate certain collected customer data and/or obtain additional customer data through the use of third party information services (e.g., credit reporting, online appraisal, or credit scoring services). The Vendors will work either independently or in collaboration with Intuit and may contract with either Intuit and/or Technology Provider. Each Vendor will be chosen in consultation with Lender. Either Lender, Intuit, or the consumer will be responsible for such fees associated with Vendor service, as determined on a case by case basis.

        (c) Maintenance, Management and Transfer of Information Through Clearinghouse Network. Intuit will contract with an affiliated technology provider ("Technology Provider"), who will collaborate with Intuit to set up and maintain automated processes to provide mortgage loan product and pricing information to the Clearinghouse Network, as defined below. Lender shall be responsible for updating the information provided to the Clearinghouse Network and the Marketspace, as more fully described in Section 3.1, to ensure that at all times the Marketspace has the most up-to-date information available.

        (d) Pre-qualification and Application Services. Intuit will pre-qualify prospective applicants and take applications for mortgage loans online. Pre-qualifications and applications will be delivered to Lenders in one of the following three forms: (i) Pre-qualifications; (ii) Initial Applications; and (iii) Full Applications. (As of the date of this Agreement, Release 1.0 of the Mortgage Marketspace software permits only the pre-qualifying of prospective borrowers. It is anticipated that future releases will include the ability for consumers to make loan applications.)

                (i) A Pre-qualification consists of borrower contact information and loan selection information supplied to Lender after borrower has pre-qualified for and selected a mortgage loan on the Marketspace. Lender will be responsible for following up with the customer to take additional information required to constitute a loan application under Lender's usual loan application guidelines.

                (ii) An Initial Application consists of an abbreviated application for a specific mortgage loan product, after the borrower has pre-qualified for and selected a mortgage loan product on the Marketspace, accompanied by payment of an application, credit report, and/or appraisal fee to Lender, as specified by Lender. The Initial Application will contain at least the fields of data requested on the Fannie Mae streamline loan application (which consists of 30-40 fields) but will contain less information than a completed FNMA/FHLMC Form 1003 application, and Lender will be solely responsible for collecting the remaining fields of data to constitute a complete loan application under Lender's usual loan application guidelines.

                (iii) A Full Application consists of a completed FNMA/FHLMC Form 1003 application for a specific mortgage loan product, after the customer has pre-qualified for and selected a mortgage loan product on the Marketspace, accompanied by payment of an application, credit report, and/or appraisal fee to Lender, as specified by Lender.

        All three services will be initiated on the Marketspace and information related thereto will be transmitted to Lender through the Clearinghouse Network.

        (e) Transaction Processing Services. Intuit will make available to Lender transaction processing services for collection of customer credit card or similar payment information, and the implementation of other payment procedures, to facilitate the application for and sale of Lender Products.

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        (f) Mortgage Counseling. Intuit will provide mortgage counseling and information services to prospective borrowers via help screens, payment calculators, comparative product descriptions, demonstrations of product costs and similar information. Intuit will establish a customer service call center for handling inquiries from prospective borrowers about the home financing process or the products available in the Mortgage Marketspace.

        (g) Operation of Computerized Loan Origination System. Intuit will establish and display a computerized loan origination (CLO) system enabling prospective borrowers to learn about a variety of loan products available from various lenders. The CLO will display, at a minimum, the loan size, loan-to-value ratio, payment options, APR, and interest rate. The information displayed in the CLO for Lender's products shall be updated through the Clearinghouse Network as often as Lender's product offerings are updated by Lender.

        (h) Site Operations. Intuit shall provide site statistics and analysis to Lender on a monthly basis, or more frequently as technology and time permit, in the form of Intuit's standard reports. Such reports shall include, but not be limited to, the total number of customers for Lender Products in all three categories (Prequalification, Initial Application and Full Application), and the total number of customers for all lenders using the Marketspace (in the aggregate) for all categories. It is Intuit's intent to develop a process for registering loan applicants in the Clearinghouse Network to prevent multiple applications for the same loan from any individual.

        (i) Customer Service. Intuit shall also establish a telephone number and e-mail address for the Marketspace to enable Intuit to handle agreed upon customer service functions. Intuit will support a customer service center with adequate customer service representatives ("CSR's") to handle all phone calls and/or emails which are routed to Intuit through an 800-number, email, or from lenders. Initially this center will be in Fredericksburg, Virginia and will be open from 9 am - 8 pm ET, Monday - Friday. Intuit will add more hours as necessitated by the volume of phone calls and emails. Initially, Intuit will provide the following services: (i) answer questions regarding the Marketspace common area content and functionality, including navigation of the transaction process and referral to Marketspace site information; (ii) provide a general overview about Lender including restating Lender company information available on the Marketspace, excluding Lender Products information; (iii) provide problem resolution with Marketspace common area content and functionality; (iv) if a prospective borrower requests loan product advice or recommendations, provide the prospective borrower with the telephone number of the lender's customer service center, or, if no specific lender is mentioned, (a) forward the inquiry on a non-discriminatory, rotational basis to all lenders, or (b) provide a list of all lenders; (v) collect customer feedback on the Marketspace;
        (vi) record customer contact information; and (vii) collect payment information to facilitate the customer's online mortgage transaction. Intuit will not answer inquiries regarding mortgage loan closings or provide mortgage descriptions, explanations, advice, recommendations or otherwise transact mortgages with customers; callers inquiring about such matters will be directed to contact lenders' online information or lenders' customer service centers.

        (j) Additional Services. It is anticipated that in future releases of the Marketspace, if such processes can be automated, Intuit will work with Technology Provider to add to the Clearinghouse Network the functionality to order appraisals, verifications of employment and prior mortgages, order flood certifications, loan documents and other documentation relevant to the prospective borrower's credit application, and perform additional loan origination and processing services on behalf of Lender.

        (k) Site Development. Intuit will provide Lender with several Marketspace site prototypes over the course of the Marketspace release
        2.0 development period (the date of this Agreement through the end of March 1998) to gather feedback and input from Lender on product improvement. Intuit will continue to provide site prototypes to Lender for review and feedback for future releases. However, Intuit will have sole editorial and development control over the Marketspace and future releases.

        (l) Regulatory Compliance. Intuit will comply with all applicable regulatory requirements of the United States or any state with respect to its services to be provided under this Agreement. Intuit shall maintain any and all government approvals, licenses or authorizations required by the laws of the United States or any state to engage in the activities described in the Agreement.



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3.       LENDER'S OBLIGATIONS

3.1 Marketspace Participation. In tandem with Intuit's development of the Marketspace, Intuit intends to enter into an agreement with Technology Provider to make available a clearinghouse network (the "Clearinghouse Network") which a lender must join in order for Intuit to provide the Pre-qualifications, Initial Applications and Full Applications which are initiated on the Marketspace and transmitted to Lender through the Clearinghouse Network.

3.2 Technology Provider License and Requirements. Intuit intends to contract with Technology Provider to have Technology Provider license aspects of the Clearinghouse Network to the lenders in order to provide the intended functionality of the Marketspace. Under such arrangement, the lenders participating in Marketspace will be required to connect to the Clearinghouse Network and execute Technology Provider's standard clearinghouse license agreement ("License'). The License requires, among other things, (i) installing the Technology Provider's back-office software at Lender's facility; (ii) transmitting product and pricing information to Technology Provider as frequently as necessary in order to ensure that up-to-date information is posted on the Marketspace at all times; (iii) providing Technology Provider with a copy of Lender's product guidelines and closing costs that correspond with the Lender Products; (iv) upload into the Clearinghouse Network a status report of all Pre-qualifications and Applications at the end of each business day, or more frequently, if possible, and such status report shall be the most detailed status report available through the Technology Provider; and (v) download all Pre-qualifications and/or Applications from the Clearinghouse Network as frequently as necessary to promptly respond to customers, but at a minimum download of every thirty (30) minutes during Lender's hours of operation.

3.3 Lender's Products or Services. Lender shall provide via the Marketspace detailed product and pricing information for the mortgage loan products and services ("Lender Products") listed on Exhibit C to this Agreement. The mortgage loan products listed on Exhibit C are the minimum number of loan products required to be offered by Lender on the Marketspace as of the date the Marketspace is accessible to consumers. The loan products listed on Exhibit C may be changed or updated by Lender from time to time through the Clearinghouse Network.

3.4 Other Lender Obligations. As a participant in the Marketspace, Lender shall provide the following services, in addition to any other services that may be described elsewhere in this Agreement:

                (a) Create and submit up to three (3) web pages to be published on the Marketspace. Intuit will supply a template for these web pages, but the content is solely the responsibility of Lender.

                (b) Facilitate and support the generation of accurate, real-time rate information, as well as specific information about all costs (e.g., closing costs, processing fees) that consumer may be asked to bear in the course of obtaining a particular Lender Product.

                (c) Support the upload and download of rate, product and pricing and consumer information to and from the Clearinghouse Network, as set forth in Section 3.2.


                (d) Provide a unique toll-free telephone number and e-mail address for customer inquiries and equip a reasonable number of customer service representatives with Internet e-mail access and access to customer information being transmitted from the Clearinghouse Network.

                (e) Cooperate with Intuit and Technology Provider in establishing effective customer communication transfer procedures and follow-up mechanism, as referred to in the implementation guideline that has been provided to Lender and may be periodically updated by Intuit and respond to Marketspace customers within 24 hours if the communication is on a weekday or on Monday if the communication is on the weekend.

                (f) Track all Pre-qualifications and Applications routed to Lender through Intuit, Technology Provider or Lender's unique Marketspace toll-free number, e-mail address or any Lender branches. Lender will report such information to Intuit on a monthly basis. In addition, Lender agrees to use commercially reasonable efforts to track and report to Intuit all Pre-qualifications and Applications which originate on Intuit's Marketspace but which are transmitted to Lender directly by the borrower either through Lender's branches, e-mail or toll-free numbers.


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        (g) Promptly review for accuracy and completeness all information, site screens and processing and analytical mechanisms submitted to it for review by Intuit, as they relate to Lender Products and services and promptly report back any necessary corrections and/or modifications to the appropriate party, according to the review and approval procedures set forth below in Trademark Terms.

        (h) Comply with all applicable regulatory requirements with respect to Lender Products on the Marketspace, including, without limitation, federal laws and regulations, such as the Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, all state laws and regulations, and all other required disclosures, notices and forms. Any disclosures required by law or regulation will be made by Lender in Lender's regular course of business or through the Clearinghouse Network. If such disclosures are made through the Clearinghouse Network in future releases, such disclosures will need to be uploaded into the Clearinghouse Network before they will be available to consumers on the Marketspace.

        (i) Lender shall maintain at all times any and all necessary government approvals, licenses and authorizations to offer Lender Products.

        (j) Use best efforts to commit that Lender will not undercut pricing provided to Marketspace customers if the customer has first Pre-qualified with Lender on the Marketspace and subsequently completes the mortgage loan application directly with Lender (through Lender's telemarketing operations, web site, branches or other means).

        (k) Provide pricing and services to the Marketspace that are at least as competitive as the pricing and services provided for Lender Products in other multi-lender channels or on the Internet, and in any event such pricing shall not be in excess of the rates published in Lender's rate sheets.

4.      FEES FOR PARTICIPATION IN MARKETSPACE

        Federal and State Law. The fee structure set forth in Exhibit D reflects the intent of the parties but is subject to change, by mutual agreement of the parties, to comply with applicable United States federal and state laws and regulations.

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Both Parties. Intuit and Lender each represents and warrants that: as follows:

        (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full corporate power and authority to transact any and all business contemplated by this Agreement and possesses all requisite authority, power, and material licenses, permits and franchises to conduct its business and to execute, deliver and comply with its obligations under the terms of this Agreement and it has taken all necessary action to authorize its execution, delivery and performance of this Agreement;

        (b) the execution and delivery of this Agreement and the performance of its obligations hereunder will not (i) conflict with or violate (A) its Certificate of Incorporation or By-laws, or (B) any provision of any law or regulation or any decree, demand or order to which it is subject, or
        (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which it is bound or any order or decree applicable to it or result in the creation or imposition of any lien on any of its assets or property;

        (c) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, or if required, such approval has been obtained prior to the date of this Agreement;

        (d) there is no claim, action, suit, proceeding or investigation pending or, to the best of its knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of it to carry on its business substantially as now conducted, or in any material liability on the part of it, or which would draw into question the validity of this Agreement or any of the other instruments, documents or agreements entered into by it in connection with this Agreement, or of any action

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        taken or to be taken in connection with the obligations of it contemplated therein, or which would be likely to impair materially the ability of it to perform under the terms of this Agreement;

        (e) this Agreement, assuming due authorization, execution and delivery hereof by the other party, and all the obligations of it hereunder, constitute the valid and binding obligations of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.2 Representations and Warranties of Lender. Lender represents and warrants as follows:

        (a) Compliance With Laws. Lender has complied and will continue to comply with all applicable federal and state laws and regulations in its business operations.

        (b) Ability to Perform. Lender is solvent and it has the financial resources necessary to perform its obligations under this Agreement, including, without limitation, its obligations to pay Intuit's fees in accordance with this Agreement and to fulfill its indemnification obligations hereunder.

        (c) Licenses and Consents. Lender has obtained all necessary or required governmental licenses and consents to the transactions contemplated by this Agreement.

5.3 Representations and Warranties of Intuit. Intuit represents and warrants as follows:

        (a) Licenses and Consents. Intuit, in connection with performance of its duties under this agreement, has obtained or will obtain all reasonably necessary or required governmental licenses and consents requisite for the transactions contemplated by this Agreement prior to offering pre-qualification loan origination services in a particular state. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Intuit of or compliance by Intuit with this Agreement, or if required, such approval has been obtained prior to the date of this Agreement.

        (b) Ownership of Marketspace. Intuit is the sole owner or licensee of all right, title and interest in and to the Intuit Mortgage Marketspace.

5.4     Covenants.

        (a) Compliance with Laws. Lender and Intuit covenant to each other that they will comply with all applicable federal and state laws and regulations in performing their respective obligations under this Agreement.

        (b) Continuing Obligations of Lender. Lender shall cooperate with Intuit in the performance of this Agreement until the termination hereof. Lender shall not take any action or refrain from taking any action which would jeopardize or compromise the performance of the Marketspace as contemplated herein or which would hinder Intuit in the performance of its services to lenders or consumers. Lender shall promptly forward to Intuit all notices, claims, letters, documents and other information received by Lender which are relevant to the performance of this Agreement. Lender shall provide Intuit with all information and documentation for Lender Products which are necessary or relevant to the performance of the transactions contemplated by this Agreement and to the performance of Intuit's obligations under this Agreement.

        (c) Lender's Books and Records. Lender shall make and retain all material books and records pertaining to services received from Intuit, including without limitation, records and reports on Pre-qualifications, Initial Applications and Full Applications that are initiated through the Marketspace and any other services provided by Intuit, available for inspection at Lender's offices upon five (5) days' prior notice by Intuit.

        (d) Further Assurances. At any time, and from time to time after the execution of this Agreement, upon the reasonable request of a party hereto, and at the expense of the requesting party, the other party shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in order to enable the parties to perform their respective obligations hereunder and carry out the terms of this Agreement.

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6.      LIMITATION OF LIABILITY; INDEMNIFICATION; REMEDIES; DAMAGES

6.1 Indemnification for Actions Taken in Good Faith. Neither Intuit nor any directors, officers, employees or agents of Intuit (collectively, "Intuit Indemnified Parties") shall be liable to Lender, any directors, officers, employees or agents of Lender (collectively, "Lender Indemnified Parties"), or any third party for, and Lender shall indemnify the Intuit Indemnified Parties and hold each of them harmless from and against, any action taken by the Intuit Indemnified Parties, or for their refraining from taking any action, in good faith reliance upon information provided by Lender to Intuit or to any third party for delivery to Intuit pursuant to this Agreement; provided, however, that this provision shall not protect any Intuit Indemnified Party against, and Lender shall not be obligated to indemnify or hold harmless any Intuit Indemnified Party from or against, any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of or failure to perform Intuit's obligations hereunder.

6.2 General Indemnification by Intuit. Intuit shall indemnify the Lender Indemnified Parties and hold each of them harmless from and against any and all claims, losses, damage, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, expenses of litigation, judgments, and any other costs, fees and expenses (each, a "Liability") to the extent that such Liability was caused by or resulted from an Intuit breach of any of it's representations, warranties, covenants and agreements contained in this Agreement or by Intuit's willful misfeasance, bad faith or negligence in the performance of or failure to perform as provided in this Agreement.

6.3 General Indemnification by Lender. Lender shall indemnify the Intuit Indemnified Parties and hold each of them harmless from and against any and all Liabilities that were caused by or resulted from a breach of any of Lender's representations, warranties, covenants and agreements contained in this Agreement or by the willful misfeasance, bad faith or negligence in the performance of or failure to perform as provided in this Agreement.

6.4 Notice of Claims. Each party shall promptly notify the other in writing of any and all litigation and claims known to such party made against it or the other party in connection with this Agreement.

6.5 Trademark Indemnification. All indemnification issues related to trademark infringement and indemnification therefor are set forth in
        Section 7 of the Trademark Terms Schedule attached hereto as Exhibit A.

6.6 Remedies. In the event that either party shall be in default of its obligations hereunder, the other party may proceed to protect and enforce its rights by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any obligation contained herein or for an injunction against the violation of any of the terms and provisions hereof, or in aid or exercise of any power granted hereby or by law and such party may exercise any other right or remedy available to it under applicable law.

6.7 Consequential Damages. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS, LOST SAVINGS, LOSS OF USE, LOSS OF DATA, OR FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM SUCH PARTY'S PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. INTUIT'S MAXIMUM AGGREGATE LIABILITY UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF MONEY PAID TO INTUIT BY LENDER DURING THE THEN CURRENT TERM.

7.      TERM AND TERMINATION

7.1     Initial Term. This Agreement shall remain in effect until the end of two
        (2) years from the Effective Date (the "Initial Term").

7.2 Term. Upon expiration of the Initial Term, unless terminated as provided in Section 7.3, this Agreement shall automatically renew for additional periods of one (1) year each. The Initial Term, or such renewal periods, shall be referred to herein as the "Term."



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7.3     Termination at End of Period. This Agreement may be terminated by either party after the end of the Initial Term by providing written notice of termination at least ninety (90) days prior to the desired termination date.

7.4 Termination upon Default. The breach by either party of a material term or condition of this Agreement shall constitute an event of default ("Event of Default"). If such Event of Default is not cured by the defaulting party within thirty (30) days after written notification of the defaulting party describing the Event of Default, then the non-defaulting party shall be entitled, at its sole election, to terminate this Agreement.

7.5 Termination by Reason of Bankruptcy. In the event of the occurrence of any of the following events, this Agreement shall be terminated immediately:

        (a) the commencement of any bankruptcy, insolvency, reorganization, dissolution, liquidation of debt, receivership or conservatorship proceeding or other similar proceeding under federal or state bankruptcy, debtors relief, bank regulatory or other law by or against either party; or

        (b) the appointment of a receiver, conservator, trustee or similar officer to take charge of, a substantial part of the property of either party.

7.6 Termination by Intuit. This Agreement may be terminated by Intuit immediately upon providing notice to Lender if Intuit discovers that regulatory and/or legal changes prohibit the establishment of the relationship between Intuit and Lender for operation of the Marketspace as contemplated in this Agreement.

7.7 Payments. Upon any termination pursuant to this Section 7, the Lender shall have no right to a refund of any amounts paid to Intuit, except that if Intuit terminates this Agreement under Section 7.6, Intuit shall refund any prepaid Participation Fee for the then current term on a pro-rata basis. Such refund shall be the sole remedy for termination under Section 7.6.

7.8 Survival of Certain Obligation. Expiration or earlier termination of this Agreement for any reason shall not terminate the indemnification obligations described in Section 6 hereof which shall be deemed continuing obligations of the parties.

7.9 Consequences of Termination. Upon termination of this Agreement for any reason, each party will promptly return to the other party, and will not take or use, all items of any nature that belong to the other party and all records (in any form, format, or medium) containing or relating to the Confidential Information as defined below, of the other party. All consequences for termination which relate to trademark usage are set forth in Section 5 of the Trademark Terms Schedule. Additional consequences for termination of the Website are set forth in Section 4 of the Website Terms Schedule.

7.10 Survival of Lender's Obligations. Lender's obligation to pay pre-qualification or loan origination fees to Intuit shall continue after expiration or earlier termination of this Agreement with respect to any Pre-qualification, Initial Application or Full Application transmitted to Lender by Intuit prior to the expiration or termination date.

8.      RECORDS, REPORTS and AUDITS

8.1 Inspection and Audits. Lender shall make and maintain until the expiration of twenty five (25) months, unless a longer time period is required by law or regulation, after the last payment under this Agreement is due, (i) complete books, records and accounts regarding all Marketspace customers and their Pre-qualification and/or Application for Lender Products; and (ii) a calculation of the payments due to Intuit hereunder. Intuit shall have the right to have an independent certified public accountant of its choice, not more than once each year, examine such books, records and accounts at a mutually acceptable time, as set forth in Section 5.4(c) during Lender's normal business hours to verify the accuracy of all Lender payments made to Intuit under this Agreement. The right of inspection and audit shall only extend so far as may be necessary to ensure compliance by Lender with the terms of the Agreement.

8.2 Examination. If any such examination discloses any shortfall in payment to Intuit of less than five percent (5%), then such examination and audit shall be at Intuit's sole expense, but if any such examination discloses any shortfall in payment to Intuit of five percent (5%) or more for any quarter, Lender agrees to immediately remit payment to Intuit for the full amount of any disclosed shortfalls and for all reasonable expenses for such


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



        examination as determined in good faith by Intuit provided a statement for the expenses of the examination is presented to Lender at the completion of the examination.

8.3 Payments and Reports. Within thirty (30) days of the end of each month during the Term of this Agreement, Lender shall provide Intuit with a report, in the form requested by Intuit, specifying at a minimum, the total number of Pre-Qualifications, Initial Applications, Full Applications and actual closings of any Marketspace originated loans during the preceding calendar month. In conjunction with any such statement, Lender shall remit to Intuit all payments determined to be due as a result of such reported information.

9.      CONFIDENTIALITY

9.1 Confidential Information. "Confidential Information" of each party refers to: (i) the prototypes, beta versions, advance releases, any source code, and any related documentation or technical or design information related to the Marketspace; (ii) the business or technical information of Intuit or Lender, respectively, including but not limited to any information relating to product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; (iii) any other information designated as "confidential" or "proprietary" or which, under the circumstances taken as a whole, would reasonably be deemed to be confidential; and (iv) the terms and conditions of this Agreement.

9.2 Exclusions of Confidential Information. "Confidential Information" will not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party's further use or disclosure; or (iii) is documented as having been independently developed by the receiving party.

9.3 Use and Disclosure Restrictions. Each party will during the term of this Agreement and for a period of two (2) years after termination or expiration of this Agreement refrain from using the other party's Confidential Information except as contemplated herein, and from disclosing such Confidential Information to any third party except to employees as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). However, either party may disclose Confidential Information of the other party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives reasonable notice to the other party in time to permit the other party to contest such order or requirement; and (ii) on a confidential basis to legal or financial advisors.

10.     MISCELLANEOUS

10.1 Notices. Any written notice required or permitted to be given to the parties hereunder shall be addressed as follows:

        If to Intuit:      Intuit Lender Services, Inc.
                           2535 Garcia Ave.
                           Mountain View, CA 94043
                           Attn: Mortgage Marketspace Product Manager
        with a copy to:    Attn: General Counsel

        If to Lender:      Allied Mortgage Capital Corporation
                           10601 Grant Road, Suite 211
                           Houston, Texas 77070
                           Attn: Legal Department

        All written notices shall be delivered in person or shall be sent by registered or certified mail, return receipt requested, and shall be deemed effective, three days after the same is mailed as provided above with postage prepaid. Notice sent by any other method shall be effective only upon actual receipt.

10.2 Assignment; Contracting. Neither party may assign its rights or obligations hereunder, by operation of law or otherwise, without the express written consent of the other, except that (i) either party may assign any of its

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

        obligations or rights, in whole or in part, to any parent, affiliate or subsidiary of such party, and (ii) the acquisition of all or substantially all of the voting securities of a party by merger or otherwise, shall not constitute an assignment of its rights or obligations hereunder. Any attempted assignment in violation of the foregoing will be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3 Waiver. No term or provision hereof will be deemed waived, and no variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by Intuit or Lender to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by Intuit or Lender of any subsequent breach or default of the same or other terms, provisions or covenants on the part of either party.

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without respect to its conflicts of law principles.

10.5 Entire Agreement This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, except where expressly noted herein, and all prior negotiations, agreements and understandings, whether oral or written, are superseded or canceled hereby.

10.6 Modification This Agreement may not be amended or modified except in a written document signed by both parties.

10.7 Severability, If any provision of this Agreement is declared or found to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, and the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

10.8 Technology Provider License. Simultaneously with the execution of this Agreement, Lender shall execute and deliver to Intuit the Technology Provider License Agreement.

10.9 Independent Contractor. Intuit, in performance of this Agreement, is acting as an independent contractor and is not the partner joint venturer or agent of Lender.

10.10 Headings. The headings appearing at the beginning of the several sections contained herein have been inserted for identification and reference purposes and shall not be used to determine the construction or interpretation of this Agreement.

10.11 Execution in Counterparts. This Agreement maybe executed in counterpart copies, all of which when taken together shall be deemed to constitute one and the same original instrument.

10.12 Agreement Nonexclusive. Lender and Intuit each shall have the right to enter into agreements similar to this Agreement with other lenders or computer software providers without the consent of the other.

10.13 Force Majeure. Neither party shall be liable for failure to perform any of its obligations under this Agreement except the obligation to pay money, during any period in which such performance is delayed by (a) war, civil commotion and riots, fires, flood, strikes, or work stoppage;
        (b) requirements or acts of any governmental authority or agency or subdivision thereof; or (c) acts of God; provided, however, that the non-performing party shall notify the other promptly of the delay and shall use its best efforts to resume performance as soon as reasonably possible.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed and delivered by its duly authorized officer.


INTUIT LENDER SERVICES, INC.                     LENDER

By: /s/ CARL REESE                               By: /s/ JAMEY HODGE
   ---------------------------------                -------------------------------------
Name: Carl Reese                                 Name: Jamey Hodge
     -------------------------------                  -----------------------------------
Title: President, ILSI                           Title: President
      ------------------------------                   ----------------------------------




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






                                LIST OF EXHIBITS



A.       Trademark Terms Schedule
B.       Website Terms Schedule
C.       Lender's List of Mortgage Products
D.       Pricing




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